NON-PARTICIPATING
FLEXIBLE PREMIUM
DEFERRED VARIABLE ANNUITY POLICY

RETIREMENT BENEFIT PAYABLE ON THE RETIREMENT DATE. DEATH BENEFIT PAYABLE AT DEATH BEFORE THE RETIREMENT DATE. FLEXIBLE PREMIUMS PAYABLE FOR THE ANNUITANT'S LIFE OR UNTIL THE RETIREMENT DATE. THE CASH VALUE IN THE VARIABLE ACCOUNT IS BASED ON THE INVESTMENT EXPERIENCE OF THAT ACCOUNT, AND MAY INCREASE OR DECREASE DAILY. IT IS NOT GUARANTEED AS TO DOLLAR AMOUNT. THE VARIABLE FEATURES OF THIS POLICY ARE DESCRIBED ON PAGES 10 TO 12.

Farm Bureau Life Insurance Company will pay the benefits of this policy subject to all of its terms.

RIGHT TO EXAMINE POLICY

The owner may cancel this policy by delivering or mailing a written notice or sending a telegram or fax to the agent through whom it was purchased or the Farm Bureau Life Insurance Company, 5400 University Avenue, West Des Moines, Iowa 50266-5997 and by returning the policy or contract before midnight of the tenth day after the date you receive the policy. Notice given by mail and return of the policy or contract by mail are effective on being postmarked, properly addressed and postage prepaid. Farm Bureau Life will refund, within seven days after it receives the returned policy, an amount equal to the greater of the premiums paid or the sum of:

a) the cash value of the policy on the date the policy is received at the home office;
b) any administrative charges which were deducted; and
c) amounts approximating daily charges against the variable account.

Signed for and on behalf of Farm Bureau Life Insurance Company at its home office at 5400 University Avenue, West Des Moines, Iowa, 50266-5997, effective as of the date of issue of this policy.


/s/ Edward M. Wiederstein                                   /s/ Eugene R. Maahs
        President                                                  Secretary


FARM BUREAU
LIFE INSURANCE COMPANY
                                                              [LOGO]
5400 University Avenue                                        FARM BUREAU
West Des Moines, Iowa 50266-5997                              FINANCIAL SERVICES

FORM #:  434-062(03-96)

This policy is a legal contract between the owner and Farm Bureau Life Insurance Company.

READ YOUR POLICY CAREFULLY

INDEX OF MAJOR POLICY PROVISIONS

POLICY DATA. . . . . . . . . . . . . . . . . . . . . Page 3

    Annuitant; Age; Sex; Policy Number; Policy Date; Owner(s); Normal Retirement Date; Interest Rates; Schedule of Forms and Premiums; Schedule of Changes; Schedule of Investment Options.

SECTION 1 - DEFINITIONS. . . . . . . . . . . . . . . Page 5

    1.1 You or Your; 1.2 Annuitant; 1.3 Age; 1.4 Business Day; 1.5 Declared Interest Option; 1.6 Eligibility for Waiver of Surrender Charge; 1.7 Fund;
    1.8 General Account; 1.9 Home Office; 1.10 Nursing Home; 1.11 Physician;
    1.12 Policy Anniversary; 1.13 Policy Date; 1.14 Policy Year; 1.15 Retirement Date; 1.16 SEC; 1.17 Surrender Charge; 1.18 Terminally Ill; 1.19 Total Disability; 1.20 Valuation Period; 1.21 Variable Account; 1.22 We, Our, Us or the Company.

SECTION 2 - THE CONTRACT . . . . . . . . . . . . . . Page 6

    2.1 Retirement Date; 2.2 Contract; 2.3 Modification; 2.4 Incontestable Clause; 2.5 Misstatement of Age or Sex; 2.6 Return of Policy and Policy Settlement; 2.7 Termination; 2.8 Non-Participation.

SECTION 3 - OWNERSHIP AND BENEFICIARIES. . . . . . . Page 8

    3.1 Ownership; 3.2 Beneficiary; 3.3 Change of Owner or Beneficiary; 3.4 Assignment.

SECTION 4 - PREMIUMS . . . . . . . . . . . . . . . . Page 8

    4.1 Premium Payment; 4.2 Payment Frequency; 4.3 Unscheduled Premiums; Allocation of Premiums.

SECTION 5 - ANNUITY AND DEATH BENEFITS . . . . . . . Page 9

    5.1 Annuity Benefit; 5.2 Death Benefit; 5.3 Distribution Upon Death of
    Owner.

SECTION 6 - VARIABLE ACCOUNT . . . . . . . . . . . .Page 10

    6.1 Variable Account; 6.2 Subaccounts; 6.3 Fund Portfolios; 6.4 Transfers.

SECTION 7 - CASH VALUE BENEFITS. . . . . . . . . . .Page 12

    7.1 Cash Value; 7.2 Net Cash Value; 7.3 Variable Cash Value; 7.4 Subaccount Units; 7.5 Unit Value; 7.6 Declared Interest Option Cash Value; 7.7 Declared Interest Option; rest; 7.8 Surrender; 7.9 Surrender Charge; 7.10 Ten Percent Withdrawal Privilege; 7.11 Waiver of Surrender Charge; 7.12 Delay of Payment; 7.13 Tax Charges; 7.14 Annual Report.

SECTION 8 - PAYMENT OF PROCEEDS. . . . . . . . . . .Page 17

    8.1 Choice of Options; 8.2 Payment Options; 8.3 Interest and Mortality; 8.4 Requirements; 8.5 Effective Date; 8.6 Death of Payee; 8.7 Withdrawal of Proceeds; 8.8 Claims of Creditors.

PAYMENT OPTION TABLES. . . . . . . . . . . . . . . .Page 19

Any additional benefits and endorsements which apply to this policy are listed on page 3 and are described in the forms which follow page 20 of this policy.

                                  POLICY DATA

Annuitant

Age

Sex

Policy Number

Policy Date

Owner(s)

Normal Retirement Date

On Declared Interest Option:
   Guaranteed Interest Rate                             3.00%
   Current Interest Rate                                5.25%
   Current Interest Rate guaranteed to

----------------------- SCHEDULE OF FORMS AND PREMIUMS ------------------------

    Form No.                  Description

434-062(03-96)        NON-PARTICIPATING FLEXIBLE PREMIUM
                      DEFERRED VARIABLE ANNUITY POLICY

                             SCHEDULE OF CHARGES
                             -------------------

Annual Administrative Charge            $30 per year
Guaranteed Maximum Transfer Charge      $25
Mortality and Expense Risk Charge       0.0034035% of the variable cash value
                                        per day (equivalent to 1.25% per year)


A surrender charge will apply during the first 6 years.
The surrender charge will be as shown in the following table:

                                  Surrender Charge
          Policy Year (as a percent of Cash Value)
          ----------- ----------------------------
                    1                             6%
                    2                             5%
                    3                             4%
                    4                             3%
                    5                             2%
                    6                             1%
           Thereafter                             0%

However, the total surrender charge assessed will never exceed 8.5% of the premiums paid.
There is a special reduction in the surrender charge if the cash value is applied under certain payment options available under this policy.
After the first policy year, up to 10% of the cash value may be surrendered each year without being subject to the surrender charge.

                   SCHEDULE OF INVESTMENT OPTIONS
                   ------------------------------
General Account        The general assets of Farm Bureau Life Insurance Company

Separate Account       Farm Bureau Life Annuity Account

Subaccounts            A)Money Market Subaccount
                       B)Value Growth Subaccount
                       C)Blue Chip Subaccount
                       D)High Grade Bond Subaccount
                       E)High Yield Bond Subaccount
                       F)Managed Subaccount

Fund                   FBL Variable Insurance Series Fund

Fund Portfolios        A)Money Market Portfolio
                       B)Value Growth Portfolio
                       C)Blue Chip Portfolio
                       D)High Grade Bond Portfolio
                       E)High Yield Bond Portfolio
                       F)Managed Portfolio

Allocation of Premium  A)Money Market Subaccount        100%
                       B)Value Growth Subaccount          0%
                       C)Blue Chip Subaccount             0%
                       D)High Grade Bond Subaccount       0%
                       E)High Yield Bond Subaccount       0%
                       F)Managed Subaccount               0%
                       G)General Account (DIO)          100%

                       Form Number 434-062(03-96)
                       Policy Number  09000034A

--------------------------------------------------------------------------------
                             SECTION 1 - DEFINITIONS
--------------------------------------------------------------------------------


1.1 YOU OR YOUR

means the owner of this policy. The owner must also be the annuitant, except as provided in the ownership provision.

1.2 ANNUITANT

The annuitant is the person on whose life annuity benefits are determined as shown on page 3.

1.3 AGE

means age at the last birthday.

1.4 BUSINESS DAY

means a day when the New York Stock Exchange is open for trading, except for the day after Thanksgiving, any other designated Company holidays, and any day the home office is closed because of a weather-related or comparable type of emergency. Assets are valued at the close of the business day.

1.5 DECLARED INTEREST OPTION

means an option pursuant to which cash value accrues interest at a guaranteed minimum rate. The declared interest option is supported by the general account.

1.6 ELIGIBILITY FOR WAIVER OF SURRENDER CHARGE

means the annuitant:

a)  is terminally ill;

b)  is totally disabled; or

c) has a condition which has required three months of continuous confinement in a nursing home, as certified by a physician, and is expected to remain there for the rest of his or her life.

1.7 FUND

means the fund shown on page 4. The fund is registered with the SEC under the Investment Company Act of 1940 as an open-end diversified management investment company.

1.8 GENERAL ACCOUNT

means all our assets other than those allocated to the variable account or any other separate account. We have complete ownership and control of the assets of the general account.

1.9 HOME OFFICE

means Farm Bureau Life Insurance Company at 5400 University Avenue, West Des Moines, Iowa, 50266-5997.

1.10 NURSING HOME

means a place which is a separate facility or a distinct part of another health care facility. It is appropriately licensed as a skilled care, intermediate care or custodial nursing facility. Such facility provides continuous room and board accommodations for its patients. It is equipped to provide personal assistance to six or more persons who are unable to care for themselves due to age, illness, physical or mental infirmity. It is under the supervision of a licensed registered nurse or a licensed practical nurse.

1.11 PHYSICIAN

means a licensed, medical practitioner performing within the scope of his/her license. Such person must be someone other than you, the annuitant, or a member of the immediate family of either you or the annuitant.

1.12 POLICY ANNIVERSARY

means the same date in each year as the policy date.

1.13 POLICY DATE

means the policy date shown on page 3. This date is used to determine policy years and anniversaries. The date of issue is equal to the policy date.

1.14 POLICY YEAR

means the 12-month period that begins on the policy date or on a policy anniversary.

1.15 RETIREMENT DATE

means the policy anniversary nearest the retirement age chosen in the application. If no age is chosen, age 70 will be used. Subject to the payment option provisions, the owner may change the retirement date at any time. However, the retirement date may not be changed after payments begin.

1.16 SEC

means the Securities and Exchange Commission, a U.S. government agency.

1.17 SURRENDER CHARGE

means a fee that is applied at the time of any partial or full surrender.

1.18 TERMINALLY ILL

means an illness or physical condition that, notwithstanding appropriate medical care and which, as certified by a physician, is reasonably expected to result in death within 12 months from the date of surrender.

1.19 TOTAL DISABILITY

means the inability to do all of the substantial and material acts necessary to the prosecution of the annuitant's occupation in a customary and usual manner by reason of any medically determinable physical or mental impairment that can be expected to:

a)  result in death; or

b)  to be of long-continued and indefinite duration.

Proof of the existence of total disability must be furnished in such form and manner as the Company may request.

1.20 VALUATION PERIOD

means the period between the close of business on a business day and the close of business on the next business day.

1.21 VARIABLE ACCOUNT

means the Separate Account shown on page 4. It is a unit investment trust registered with the SEC under the Investment Company Act of 1940.

1.22 WE, OUR, US OR THE COMPANY

means the Farm Bureau Life Insurance Company.

--------------------------------------------------------------------------------
                            SECTION 2 - THE CONTRACT
--------------------------------------------------------------------------------

2.1 RETIREMENT DATE

The owner may choose a retirement date on the application. However, such retirement date may not be after the latest of the annuitant's 70th birthday or the 10th policy anniversary. If no date is chosen on the application, age 70 will be used. Before such retirement date, the owner may choose to defer the first annuity payment until a later retirement date. However, if the policy is subject to Internal Revenue Service minimum distribution requirements, we will begin distributions as required.

2.2 CONTRACT

This policy is a legal contract. We issue this policy in consideration of the first premium and the statements in the application. The entire contract consists of:

a)  the basic policy;

b)  any endorsements or additional benefit riders;

c)  the attached copy of your application; and

d)  any amendments, supplemental applications or other attached papers.

We rely on statements made in the application for the policy. These statements in the absence of fraud are deemed representations and not warranties. No statement will void this policy or be used in defense of a claim unless:

a)  it is contained in the application; and

b)  such application is attached to this policy.

2.3 MODIFICATION

No one can change any part of this policy except the owner and one of our officers. Both must agree to a change, and it must be in writing. No agent may change this policy or waive any of its provisions.

2.4 INCONTESTABLE CLAUSE

We will not contest this policy from its policy date.

2.5 MISSTATEMENT OF AGE OR SEX

We have the right to correct benefits for misstated age or sex. In such an event, benefits will be the amount the premium actually paid would have bought at the correct age or sex.

2.6 RETURN OF POLICY AND POLICY SETTLEMENT

We reserve the right to have this policy sent to us for any:

a) modification; b) death settlement; c) surrender or partial surrender; d) assignment; e) change of owner or beneficiary; f) election; or g) exercise of any policy privilege.

We will send a payment contract to replace this policy if any payment option is chosen. All sums to be paid by us under this policy are considered paid when tendered by us at our home office.

2.7 TERMINATION

This policy ends when any one of the following events occurs:

a)  the owner requests that the policy be canceled;

b)  the annuitant dies; or

c)  the policy is surrendered.

2.8 NON-PARTICIPATION

This policy does not share in the Company's surplus or profits.

--------------------------------------------------------------------------------
                     SECTION 3 - OWNERSHIP AND BENEFICIARIES
--------------------------------------------------------------------------------

3.1  OWNERSHIP

The annuitant will be the owner of the policy except when the policy is funding a qualified pension plan or trust for the direct benefit of the annuitant. In such event, a trust will be owner of the policy.

3.2 BENEFICIARY

Beneficiaries are as named in the application, unless changed by the owner. The interests of any beneficiary in a class who dies before you will pass to any survivors of the class, unless the policy provides otherwise. Secondary beneficiaries will have the right to receive the proceeds only if no primary beneficiary survives. If no beneficiary survives you, we will pay the proceeds to the owner or the owner's estate.

In finding and identifying beneficiaries we may rely on sworn statements, other facts, or evidence we deem satisfactory. Any benefits we pay based on such information will be a valid discharge of our duty up to the amount paid.

3.3 CHANGE OF OWNER OR BENEFICIARY

While the annuitant lives, a change of owner or beneficiary can be made at any time, subject to the following rules:

a) if the annuitant is the owner, as provided in Section 3.1, the owner may not change;

b)  the change must be in writing on a form acceptable to us;

c)  it must be signed by the owner;

d)  the form must be sent to and recorded by us; and

e) the change will take effect on the date signed, but it will not apply to any payment or action by us before we receive the form.

3.4 ASSIGNMENT

No assignment of this policy will bind us unless:

a)  it is in writing on a form acceptable to us;

b)  signed by the owner; and

c)  received by us at our home office.

We will not be responsible for the validity of an assignment.

--------------------------------------------------------------------------------
                              SECTION 4 - PREMIUMS
--------------------------------------------------------------------------------

4.1 PREMIUM PAYMENT

Premium payments may be made at any time. However, we reserve the right to limit or restrict the amount of a premium payment as we deem appropriate. Premiums are to be paid at our home office. The first premium must be equal to or greater than $1,000. Thereafter, premium payments are flexible as to both timing and amount. Each premium is to be paid at our home office. No payment may be less than $50 without our consent.

4.2 PAYMENT FREQUENCY

The first premium is due on or prior to the policy date. We will send periodic reminder notices to the owner. The minimum amount for which such notice will be sent will be $50. A reminder notice may be sent for different periods, which may be 12, 6, or 3 months. The reminder notice period may be changed upon request.

4.3 UNSCHEDULED PREMIUMS

Unscheduled premium payments of at least $50 may be made at any time prior to the maturity date. The Company may, in its discretion, waive the $50 minimum requirements. The Company reserves the right to limit the number and amount of unscheduled premium payments.

4.4 ALLOCATION OF PREMIUM

The owner will determine the percentage of premium that will be allocated to each subaccount of the variable account and to the declared interest option. The owner may choose to allocate all the premium, a percentage or nothing to a particular subaccount or to the declared interest option. Any allocation must be for at least 10% of the premium. A fractional percent may not be chosen.

On the policy date, premiums will be initially allocated to the money market subaccount. On the eleventh day following the policy date, we will transfer part or all of the cash value in the money market subaccount to the subaccounts or the declared interest option in accordance with the premium allocation percentages shown in the application. For any premium received after we receive the signed form, the premium will be allocated in accordance with the premium allocation percentages shown in the application or the most recent written instructions of the owner.

The owner may change the allocation for future premiums at any time, subject to the following rules:

a)  the policy must be in force;

b)  there must be a cash value;

c)  the change must be in writing on a form acceptable to us;

d)  the form must be signed by the owner;

e) the change will take effect on the business day on or next following the date we receive the signed form at our home office.

A change of allocation of future premiums does not affect current cash values.

--------------------------------------------------------------------------------
                     SECTION 5 - ANNUITY AND DEATH BENEFITS
--------------------------------------------------------------------------------

5.1 ANNUITY BENEFIT

If the annuitant lives to the retirement date, we will pay the annuitant a monthly income for the rest of the annuitant's life beginning on the retirement date if:

a)  this policy is in force on the retirement date;

b)  the owner has not elected to have the cash value paid in a single sum; and

c)  the owner has not elected a payment option.

The amount of payments will be obtained by applying the cash value under payment option 3. We will make at least 120 payments. After 120 payments the annuitant must be living to receive further payments. If you die before 120 payments have been received, any remaining payments will be paid to your beneficiaries. If no beneficiary survives, we will pay the commuted value, as determined by us, of any remaining payments to the estate of the last beneficiary to die.

5.2 DEATH BENEFIT

We will pay the death proceeds to the beneficiary:

a)  if the annuitant dies before the retirement date;

b) within two months after receipt by us of due proof of the annuitant's death;

c)  if the policy is in force on the date of the annuitant's death; and

d)  subject to the terms and conditions of this policy.

The death proceeds will be the greater of the cash value or the sum of premiums paid minus any previous partial surrenders, as of receipt of due proof of death. Interest will be paid on the death proceeds from such date to the date of payment at a rate set by us, but not less than 3% of an annual basis or any rate required by law.

5.3 DISTRIBUTION UPON DEATH OF OWNER

If the owner of a non-qualified policy dies before the retirement date, the death proceeds will be paid to the beneficiary in accordance with the provisions of Section 72(s) of the Internal Revenue Code (IRC). The death proceeds must be:

a)  distributed within five calendar years of the date of death; or

b) annuitized within one calendar year after date of death over a period not exceeding the life expectancy of the beneficiary.

If the annuitant's spouse is named as beneficiary, such spouse may continue this policy as the annuitant and owner.

--------------------------------------------------------------------------------
                          SECTION 6 - VARIABLE ACCOUNT
--------------------------------------------------------------------------------

6.1 VARIABLE ACCOUNT

We own the assets of the variable account. We will value the assets of the variable account each business day. The assets of such account will be kept separate from the assets of our general account and any other separate accounts. Income, and realized and unrealized gains or losses from assets in the variable account will be credited to or charged against such account without regard to our other income, gains or losses.

That portion of the assets of the variable account which equals the reserves and other policy liabilities of the policies which are supported by the variable account will not be charged with liabilities arising from any other business we conduct. We have the right to transfer to our general account any assets of the variable account which are in excess of such reserves and other policy liabilities.

While the variable account is registered with the SEC and thereby subject to SEC rules and regulations, it is also subject to the laws of the State of Iowa which regulate the operations of insurance companies incorporated in Iowa. The investment policy of the variable account will not be changed without the approval of the Insurance Commissioner of the State of Iowa. The approval process is on file with the insurance commissioner of the state in which this policy was delivered.

We also reserve the right to transfer assets of the variable account, which we determine to be associated with the class of policies to which this policy belongs, to another separate account. If this type of transfer is made, the term "variable account," as used in this policy, shall then mean the variable account to which the assets were transferred.

When permitted by law, we also reserve the right to:

a)  deregister the variable account under the Investment Company Act of 1940;

b)  manage the variable account under the direction of a committee;

c) restrict or eliminate any voting rights of owners, or other persons who have voting rights as to the variable account; and

d)  combine the variable account with other separate accounts.

6.2 SUBACCOUNTS

The variable account is divided into subaccounts. The subaccounts are listed on page 4. Subject to obtaining any approvals or consents required by applicable law, we reserve the right to eliminate or combine any subaccounts and the right to transfer the assets of one or more subaccounts to any other subaccount. We also reserve the right to add new subaccounts and make such subaccounts available to any class or series of policies as we deem appropriate. Each new subaccount would invest in a new portfolio of the Fund, or in shares of another investment company. The owner will determine the percentage of premium that will be allocated to each subaccount in accordance with the allocation of premium provision.

6.3 FUND PORTFOLIOS

The fund has several portfolios each of which corresponds to one of the subaccounts of the variable account. The portfolios are listed on page 4. Premiums allocated to a subaccount will automatically be invested in the fund portfolio associated with that subaccount. The owner will share only in the income, gains or losses of the portfolio(s) where shares are held.

We have the right, subject to compliance with any applicable laws, to make:

a)  additions to;

b)  deletions from; or

c)  substitutions for;

the shares of a fund portfolio that are held by the variable account or that the account may purchase.

We also reserve the right to dispose of the shares of a portfolio of the fund listed on page 4 and to substitute shares of another portfolio of such fund or another mutual fund portfolio, if:

a)  the shares of the portfolio are no longer available for investment; or

b) if in our judgment further investment in the portfolio should become inappropriate in view of the purposes of the variable account.

In the event of any substitution or change, we may, by appropriate endorsement, make such changes in this and other policies as may be necessary or appropriate to reflect the substitution or change.

6.4 TRANSFERS

The owner may transfer all or part of the cash value among the subaccounts of the variable account and between the subaccounts and the declared interest option, subject to the following rules:

a)  The transfer request must be in writing on a form acceptable to us.

b)  The form must be signed by the owner.

c) The transfer will take effect as of the end of the valuation period during which we receive the signed form at our home office.

d) The owner may transfer amounts among the subaccounts of the variable account an unlimited number of times in a policy year.

e) The owner may transfer amounts from the declared interest option to the variable account only once in a policy year. Amounts transferred from the declared interest option are considered transferred on a last-in-first-out basis.

f) The first transfer in each policy year will be made without a transfer charge. Thereafter, each time amounts are transferred a transfer charge may be imposed. The guaranteed maximum transfer charge is shown on page 4.

g) The cash value on the date of the transfer will not be affected by the transfer except to the extent of the transfer charge. Unless paid in cash, the transfer charge will be deducted on a pro rata basis from the declared interest option and/or the subaccounts to which the transfer is made.

h)  The owner must transfer at least:

    (1)  a total of $100; or

    (2) the total cash value in the subaccount or the total cash value in the declared interest option, if the total amount transferred is less than $100.

i) No more than 25% of the cash value in the declared interest option may be transferred unless the balance in the declared interest option after the transfer would be less than $1,000. If the balance in the declared interest option would fall below $1,000, the cash value in the declared interest option may be transferred.

--------------------------------------------------------------------------------
                         SECTION 7 - CASH VALUE BENEFITS
--------------------------------------------------------------------------------

7.1 CASH VALUE

The cash value of this policy will be the sum of:

a)  the cash value in the subaccounts of the variable account; plus

b)  the cash value in the declared interest option.

All of the values are the same or more than the minimums set by the laws of the state where the policy is delivered.

7.2 NET CASH VALUE

The net cash value of this policy will be the cash value less a surrender charge. All of the values are the same or more than the minimums set by the laws of the state where the policy is delivered.

7.3 VARIABLE CASH VALUE

On the business day on or next following the day we receive a completed application and the minimum initial premium, the variable cash value is the total amount of premium, if any, allocated to the subaccounts of the variable account. After such date, the policy's variable cash value is equal to the sum of the policy's cash value in each subaccount. The value in a subaccount is equal to a) multiplied by b) where:

a)  is the current number of subaccount units; and

b)  is the current unit value.

The variable cash value will vary from business day to business day reflecting changes in a) and b) above.

7.4 SUBACCOUNT UNITS

When transactions are made which affect the variable cash value, dollar amounts are converted to subaccount units. The number of subaccount units for a transaction is determined by dividing the dollar amount of the transaction by the current unit value.

The number of units for a subaccount attributable to a policy increases when:

a)  premiums are allocated under the policy to that subaccount; or

b) transfers from the declared interest option or other subaccounts are credited under the policy to that subaccount.

The number of units for a subaccount attributable to a policy decreases when:

a)  the owner makes a surrender from that subaccount;

b) transfers are made from that subaccount to the declared interest option or other subaccounts; or

c) the annual administrative charge shown on page 4 is deducted (the annual administrative charge will be prorated among the subaccounts and the declared interest option).

7.5 UNIT VALUE

The unit value for a subaccount on any business day is determined by dividing each subaccount's net asset value by the number of units outstanding at the time of calculation. The unit value for each subaccount was set initially at $10.00 when the subaccounts first purchased fund shares. The unit value for each subsequent valuation period is calculated by dividing a) by b), where:

a)  is:

    (1) the value of the net assets of the subaccount at the end of the preceding valuation period; plus

    (2) the investment income and capital gains, realized or unrealized, credited to the net assets of that subaccount during the valuation period for which the unit value is being determined; minus

    (3) the capital losses, realized or unrealized, charged against those net assets during the valuation period; minus

    (4) any amount charged against the subaccount for taxes, or any amount set aside during the valuation period by the Company as a provision for taxes attributable to the operation or maintenance of that subaccount; minus

    (5) a charge no greater than .0034035% of the daily net assets in that subaccount for each day in the valuation period. This corresponds to a charge of 1.25% per year of the average daily net assets of the subaccount for mortality and expense risks.

b) is the number of units outstanding at the end of the preceding valuation period.

The unit value for a valuation period applies for each day in the period. We will value the net assets in each subaccount at their fair market value in accordance with accepted accounting practices and applicable laws and regulations.

7.6 DECLARED INTEREST OPTION CASH VALUE

The declared interest option cash value as of the eleventh day following the policy date is the premium allocated to the declared interest option as of that date. Thereafter, the declared interest option cash value changes every valuation period.

The declared interest option cash value increases when:

a)  premiums are allocated to the declared interest option; or

b) transfers from the other subaccounts are credited to the declared interest option; or

c)  any interest is credited to the declared interest option.

The declared interest option cash value decreases when:

a) the owner makes a surrender or partial surrender from the declared interest option; or

b)  transfers are made from the declared interest option to other subaccounts;
    or

c) the annual administrative charge shown on page 4 is deducted (the annual administrative charge will be prorated among the subaccounts and the declared interest option).

For the purposes of the above calculation, interest does not accrue on amounts deducted for policy charges, amounts transferred from or on amounts surrendered from the declared interest option. Interest is accrued on the cash value of the declared interest option on a daily basis and is credited no less frequently than once a policy year.

7.7 DECLARED INTEREST OPTION INTEREST

The guaranteed minimum interest rate applied to the declared interest option cash value is an effective rate of 3.0% per year. Interest in excess of the minimum rate may be applied. The amount of the excess interest credited for any policy year will be set by us at the start of that policy year and will be guaranteed for such year.

7.8 SURRENDER

Before the retirement date, the owner may surrender all or a portion of the cash value, subject to the following rules:

a) The owner must send a written request to us along with such information or evidence as may be required by law or as may be needed to process the request.

b) The amount of any such surrender may be paid in cash; if it is a full surrender, we may apply part or all of it under a payment option.

c)  The amount of any partial surrender must be at least $500.

d) If the cash value after a partial surrender is less than $2,000, we have the right to pay the remaining cash value to the owner as a full surrender.

e) We have the right to defer payment of a surrender from the declared interest option for up to 6 months.

f) During the first six policy years, the amount of cash value surrendered will be subject to a surrender charge.

g)  If the entire cash value is surrendered, the policy will terminate.

h) The cash value will be reduced by the amount of any partial surrender and surrender charge. The owner may tell us how to allocate a partial surrender among the subaccounts and the declared interest option. If the owner does not so instruct, we will prorate the partial surrender among the subaccounts and the declared interest option. The allocation will be in the same proportion that the cash value in each of the subaccounts and the cash value of the declared interest option bears to the total cash value on the date we receive the request.

i) Amounts surrendered from the declared interest option are considered surrendered on a last-in-first-out basis.

7.9 SURRENDER CHARGE

The surrender charge will be a percentage of the cash value surrendered. The percentage will be 6% for the first policy year. The rate will reduce by 1% each year on the policy anniversary until it reaches 0%. However, the total surrender charges assessed will never exceed 8.5% of premiums paid.

If all of the cash value is applied under payment option 2, 3, 4 or 5, the surrender charge will be reduced as follows:

a)  if option 3 or 5 is used, the surrender charge will be zero; or

b) if option 2 or 4 is used, the surrender charge will be applied, however, the fixed number of years for which payment will be made is added to the number of years the contract has been in force to determine what the charge will be.

All of the values are the same or more than the minimums set by the laws of the state where the policy is delivered.

7.10 TEN PERCENT WITHDRAWAL PRIVILEGE

After the first policy year, on the first full or partial surrender from the policy during a policy year, an amount equal to or less than 10% of the cash value on the date of full or partial surrender will not be subject to any surrender charge. The amount of a full surrender or the amount of any partial surrender in excess of 10% of the cash value will be subject to any surrender charge. The entire amount of any subsequent partial surrender in the same policy year will be subject to any surrender charge.

7.11 WAIVER OF SURRENDER CHARGE

The owner may make a full or partial surrender of this policy without incurring a surrender charge if the annuitant becomes eligible for waiver of the surrender charge.

The waiver of the surrender charge is subject to the following rules:

a)  We must receive a written request on our form signed by the owner.

b) The policy must be in force or not providing benefits under any payment option.

c) The date of total disability, the date of terminal illness as certified by a physician, or the date of confinement in a nursing home for which eligibility for waiver of surrender charge is claimed must begin after the policy date.

d) Proof must be provided that the conditions of eligibility requirements for waiver of the surrender charge have been met, including an attending physician's statement and any other proof we may require. We reserve the right to seek a second medical opinion or have an examination performed at our expense by a physician we choose.

7.12 DELAY OF PAYMENT

Proceeds from full surrenders and partial surrenders will usually be mailed to the owner within seven days after the owner's signed request is received in our home office. We will usually mail any death claim proceeds within seven days after we receive due proof of death. We have the right to delay such payment whenever:

a) the New York Stock Exchange is closed other than on customary weekend and any holiday closing;

b) trading on the New York Stock Exchange is restricted as determined by the SEC;

c)  the SEC, by order, permits postponement for the protection of policyowners;

d) as a result of an emergency, as determined by the SEC, it is not reasonably possible to dispose of securities or to determine the value of the net assets of the variable account.

We have the right to defer payment which is derived from any amount paid to us by check or draft until we are satisfied the check or draft has been paid by the bank on which it is drawn.

We also have the right to delay making a full surrender or partial surrender, from the declared interest option for up to six months from the date we receive the owner's request.

7.13 TAX CHARGES

The Company may deduct state and local government premium tax from the cash value, if such taxes are applicable in your state. The Company may also make a charge against the cash value of this policy for any tax or economic burden on the Company resulting from the application of federal, state or local tax laws that the Company determines to be properly attributable to the separate account or the policies. The charge will be applied by:

a) redeeming the number of subaccount units from the separate account equal to the pro rata share of the charge applicable to the subaccounts; or

b) deducting from the declared interest option cash value the pro rata portion of the charge applicable to the declared interest option.

7.14 ANNUAL REPORT

At least once each year we will send a report, without charge, to the owner which shows:

a)  all premiums paid and charges made since the last report;

b) the current cash value including the value in each subaccount and the declared interest option; and

c)  any partial surrenders since the last report.

An illustrative report will be sent to the owner upon request. A fee may be charged for this report.

--------------------------------------------------------------------------------
                         SECTION 8 - PAYMENT OF PROCEEDS
--------------------------------------------------------------------------------

8.1 CHOICE OF OPTIONS

The owner may choose to have the proceeds of this policy paid under a payment option. After the annuitant's death, the beneficiary may choose an option if the owner had not done so before the annuitant's death. If no payment option is chosen, we will pay the proceeds of this policy in one sum. We may also fulfill our obligation under this policy by paying the proceeds in one sum if:

a)  the proceeds are less than $2,000;

b)  periodic payments become less than $20; or

c) the payee is an assignee, estate, trustee, partnership, corporation, or association.

8.2 PAYMENT OPTIONS

The choice of payment options are:

1) INTEREST INCOME - The proceeds will be left with us to earn interest. The interest will be paid every 1, 3, 6 or 12 months as the payee chooses. The rate of interest will be determined by us. The payee may withdraw all or part of the proceeds at any time.

2) INCOME FOR FIXED TERM - The proceeds will be paid out in equal installments for a fixed term of years.

3) LIFE INCOME WITH TERM CERTAIN - The proceeds will be paid out in equal installments for as long as the payee lives, but for not less than a term certain. The owner or payee may choose one of the terms certain shown in the payment option tables.

4) INCOME FOR FIXED AMOUNT - The proceeds will be paid out in equal installments of a specified amount. The payments will continue until all proceeds plus interest have been paid out.

5) JOINT AND TWO-THIRDS TO SURVIVOR MONTHLY LIFE INCOME - The proceeds will be paid out in equal monthly installments for as long as two joint payees live. When one payee dies, installments of two-thirds of the first installment will be paid to the surviving payee. Payments will stop when the surviving payee dies.

The proceeds may be paid in any other manner requested and agreed to by us, or under any other payment options made available by the Company.

8.3 INTEREST AND MORTALITY

The minimum interest rate used in computing any payment option is 3% per year. Higher interest rates may be used on the effective date of the payment contract. We may at any time declare additional interest on these funds. The amount of additional interest and how it is determined will be set by us.

The mortality table which is used for options 3) and 5) is the "1983 Table a" individual annuity mortality table.

8.4 REQUIREMENTS

For the owner to choose or change a payment option:

a)  this contract must be in force;

b)  the request must be in writing to us; and

c)  any prior option must be canceled.

After your death, and before this contract is settled, for a beneficiary to choose or change a payment option:

a)  a prior option by the owner cannot be in effect;

b)  the request must be in writing to us; and

c)  any prior option must be canceled.

8.5 EFFECTIVE DATE

If a payment option has been chosen by the owner, it is effective on the date the proceeds of this policy are due. If a beneficiary chooses a payment option, it is effective on the date of election. The first payment under options 2, 3, 4, or 5 is due on the effective date. The first payment under payment option 1 is due at the end of the period chosen.

8.6 DEATH OF PAYEE

If a payee dies, any remaining payments will be paid to a contingent payee. If no payee survives, we will pay the commuted value of any remaining payments to the last payee's estate.

8.7 WITHDRAWAL OF PROCEEDS

The payee may not withdraw the funds under a payment option unless agreed to in the payment contract. We have the right to defer a withdrawal for up to 6 months. We may also refuse to allow partial withdrawals of less than $250.

8.8 CLAIMS OF CREDITORS

Payments under any payment option will be exempt from the claims of creditors to the maximum extent allowed by law.

PAYMENT OPTION TABLES
(per $1,000 of proceeds)


--------------------------------------------------------
        OPTION 2 - INCOME FOR FIXED TERM
        INSTALLMENTS PER $1,000 PROCEEDS
--------------------------------------------------------
   NUMBER
  OF YEARS          ANNUAL             MONTHLY
--------------------------------------------------------
      1        $1,000.00           $84.47
      2           507.39            42.86
      3           343.23            28.99
      4           261.19            22.06
      5           211.99            17.91

      6           179.22            15.14
      7           155.83            13.16
      8           138.31            11.68
      9           124.69            10.53
     10           113.82             9.61

     11           104.93             8.86
     12            97.54             8.24
     13            91.29             7.71
     14            85.95             7.26
     15            81.33             6.87

     16            77.29             6.53
     17            73.74             6.23
     18            70.59             5.96
     19            67.78             5.73
     20            65.26             5.51

     21            62.98             5.32
     22            60.92             5.15
     23            59.04             4.99
     24            57.33             4.84
     25            55.76             4.71

     26            54.31             4.59
     27            52.97             4.47
     28            51.74             4.37
     29            50.60             4.27
     30            49.53             4.18
--------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------------
                                                   GUARANTEED SETTLEMENT OPTION 3
                                                   LIFE INCOME WITH TERM CERTAIN
                                              MONTHLY INSTALLMENTS PER $1,000 PROCEEDS
--------------------------------------------------------------------------------------------------------------------------------
                                MALE                                                            FEMALE
--------------------------------------------------------------------------------------------------------------------------------
                           YEARS CERTAIN                                                     YEARS CERTAIN
 AGE        0          5          10         15         20          AGE        0          5          10         15         20
--------------------------------------------------------------------------------------------------------------------------------
0-21      $3.06      $3.05      $3.05      $3.05      $3.05        0-21      $2.95      $2.95      $2.95      $2.94      $2.94
 22        3.08       3.08       3.07       3.07       3.07         22        2.96       2.96       2.96       2.96       2.96
 23        3.10       3.10       3.09       3.09       3.09         23        2.98       2.98       2.98       2.98       2.98
 24        3.12       3.12       3.12       3.11       3.11         24        3.00       3.00       3.00       3.00       2.99
 25        3.14       3.14       3.14       3.14       3.13         25        3.02       3.02       3.02       3.02       3.01
--------------------------------------------------------------------------------------------------------------------------------
 26        3.17       3.17       3.16       3.16       3.15         26        3.04       3.04       3.04       3.03       3.03
 27        3.19       3.19       3.19       3.19       3.18         27        3.06       3.06       3.06       3.06       3.05
 28        3.22       3.22       3.22       3.21       3.20         28        3.08       3.08       3.08       3.08       3.07
 29        3.25       3.25       3.24       3.24       3.23         29        3.10       3.10       3.10       3.10       3.09
 30        3.28       3.28       3.27       3.27       3.26         30        3.13       3.13       3.12       3.12       3.12
--------------------------------------------------------------------------------------------------------------------------------
 31        3.31       3.31       3.30       3.30       3.29         31        3.15       3.15       3.15       3.14       3.14
 32        3.34       3.34       3.33       3.33       3.32         32        3.18       3.17       3.17       3.17       3.16
 33        3.37       3.37       3.37       3.36       3.35         33        3.20       3.20       3.20       3.20       3.19
 34        3.41       3.41       3.40       3.39       3.38         34        3.23       3.23       3.23       3.22       3.22
 35        3.44       3.44       3.44       3.43       3.41         35        3.26       3.26       3.26       3.25       3.24
--------------------------------------------------------------------------------------------------------------------------------
 36        3.48       3.48       3.48       3.46       3.45         36        3.29       3.29       3.29       3.28       3.27
 37        3.52       3.52       3.51       3.50       3.48         37        3.32       3.32       3.32       3.31       3.30
 38        3.57       3.56       3.56       3.54       3.52         38        3.35       3.35       3.35       3.34       3.33
 39        3.61       3.61       3.60       3.58       3.56         39        3.39       3.39       3.38       3.38       3.37
 40        3.66       3.65       3.64       3.63       3.60         40        3.42       3.42       3.42       3.41       3.40
--------------------------------------------------------------------------------------------------------------------------------
 41        3.71       3.70       3.69       3.67       3.64         41        3.46       3.46       3.46       3.45       3.43
 42        3.76       3.75       3.74       3.72       3.68         42        3.50       3.50       3.50       3.49       3.47
 43        3.81       3.81       3.79       3.77       3.73         43        3.54       3.54       3.54       3.53       3.51
 44        3.87       3.86       3.85       3.82       3.77         44        3.59       3.59       3.58       3.57       3.55
 45        3.93       3.92       3.90       3.87       3.82         45        3.63       3.63       3.63       3.61       3.59
--------------------------------------------------------------------------------------------------------------------------------
 46        3.99       3.98       3.96       3.92       3.87         46        3.68       3.68       3.67       3.66       3.63
 47        4.05       4.05       4.02       3.98       3.92         47        3.73       3.73       3.72       3.71       3.68
 48        4.12       4.11       4.09       4.04       3.97         48        3.79       3.79       3.77       3.76       3.72
 49        4.19       4.18       4.15       4.10       4.03         49        3.84       3.84       3.83       3.81       3.77
 50        4.27       4.26       4.22       4.17       4.08         50        3.90       3.90       3.89       3.86       3.82
--------------------------------------------------------------------------------------------------------------------------------
 51        4.34       4.33       4.29       4.23       4.14         51        3.97       3.96       3.95       3.92       3.88
 52        4.43       4.41       4.37       4.30       4.20         52        4.03       4.03       4.01       3.98       3.93
 53        4.51       4.50       4.45       4.37       4.26         53        4.10       4.10       4.08       4.04       3.99
 54        4.60       4.59       4.54       4.45       4.32         54        4.18       4.17       4.15       4.11       4.04
 55        4.70       4.68       4.62       4.53       4.39         55        4.25       4.25       4.22       4.18       4.11
--------------------------------------------------------------------------------------------------------------------------------
 56        4.80       4.78       4.72       4.61       4.45         56        4.34       4.33       4.30       4.25       4.17
 57        4.91       4.89       4.82       4.69       4.51         57        4.42       4.41       4.38       4.32       4.23
 58        5.03       5.00       4.92       4.78       4.58         58        4.52       4.50       4.47       4.40       4.30
 59        5.15       5.12       5.03       4.87       4.64         59        4.61       4.60       4.56       4.48       4.37
 60        5.28       5.25       5.14       4.96       4.71         60        4.72       4.70       4.66       4.57       4.44
--------------------------------------------------------------------------------------------------------------------------------

 61        5.42       5.39       5.26       5.06       4.78         61        4.83       4.81       4.76       4.66       4.51
 62        5.57       5.53       5.39       5.16       4.84         62        4.95       4.93       4.86       4.75       4.58
 63        5.74       5.69       5.52       5.26       4.90         63        5.07       5.05       4.98       4.85       4.65
 64        5.91       5.85       5.66       5.36       4.96         64        5.21       5.18       5.10       4.95       4.72
 65        6.10       6.03       5.81       5.48       5.02         65        5.35       5.32       5.22       5.05       4.79
--------------------------------------------------------------------------------------------------------------------------------
 66        6.29       6.21       5.96       5.56       5.08         66        5.51       5.47       5.36       5.16       4.86
 67        6.50       6.41       6.11       5.66       5.13         67        5.67       5.63       5.50       5.26       4.93
 68        6.73       6.62       6.28       5.76       5.18         68        5.85       5.80       5.65       5.37       5.00
 69        6.97       6.84       6.44       5.86       5.23         69        6.04       5.96       5.80       5.48       5.06
 70        7.23       7.07       6.61       5.96       5.27         70        6.25       6.18       5.96       5.60       5.12
--------------------------------------------------------------------------------------------------------------------------------
 71        7.51       7.32       6.78       6.05       5.31         71        6.47       6.39       6.14       5.71       5.18
 72        7.80       7.58       6.96       6.14       5.34         72        6.71       6.62       6.31       5.83       5.23
 73        8.12       7.85       7.14       6.23       5.37         73        6.97       6.86       6.50       5.94       5.28
 74        8.45       8.14       7.32       6.31       5.40         74        7.26       7.12       6.69       6.04       5.32
 75        8.82       8.44       7.49       6.38       5.42         75        7.56       7.39       6.89       6.14       5.35
--------------------------------------------------------------------------------------------------------------------------------
 76        9.21       8.76       7.67       6.45       5.44         76        7.90       7.69       7.09       6.24       5.39
 77        9.62       9.09       7.84       6.51       5.46         77        8.26       8.01       7.29       6.33       5.41
 78       10.07       9.44       8.01       6.57       5.47         78        8.65       8.34       7.49       6.41       5.43
 79       10.55       9.80       8.17       6.62       5.48         79        9.07       8.69       7.69       6.48       5.45
 80       11.06      10.17       8.33       6.66       5.49         80        9.53       9.07       7.89       6.55       5.47
--------------------------------------------------------------------------------------------------------------------------------
 81       11.61      10.55       8.48       6.70       5.49         81       10.03       9.46       8.08       6.61       5.48
 82       12.19      10.94       8.61       6.73       5.50         82       10.57       9.87       8.26       6.66       5.49
 83       12.81      11.33       8.74       6.76       5.50         83       11.16      10.30       8.43       6.70       5.49
 84       13.46      11.72       8.86       6.79       5.51         84       11.79      10.74       8.59       6.74       5.50
 85       14.16      12.12       8.97       6.81       5.51         85       12.48      11.19       8.74       6.77       5.50
--------------------------------------------------------------------------------------------------------------------------------
       AGES OVER 85 RATED AS AGE 85                                       AGES OVER 85 RATED AS AGE 85
--------------------------------------------------------------------------------------------------------------------------------

                                                   GUARANTEED SETTLEMENT OPTION 5
                                         JOINT AND TWO-THIRDS TO SURVIVOR MONTHLY LIFE INCOME
                                             MONTHLY INSTALLMENTS PER $1,000 OF PROCEEDS

                                                             FEMALE AGE
MALE
AGE     46     47    48    49    50    51     52    53    54    55    56    57     58     59    60    61    62     63    64    65
------------------------------------------------------------------------------------------------------------------------------------
46     3.69   3.71  3.74  3.77  3.80  3.82   3.85  3.88  3.91  3.94  3.97  4.01   4.04   4.07  4.11  4.14  4.18   4.21  4.25  4.29
47     3.71   3.74  3.77  3.79  3.82  3.85   3.88  3.91  3.94  3.97  4.01  4.04   4.07   4.11  4.14  4.18  4.22   4.25  4.29  4.33
48     3.74   3.76  3.79  3.82  3.85  3.88   3.91  3.94  3.97  4.01  4.04  4.07   4.11   4.14  4.18  4.22  4.26   4.29  4.33  4.37
49     3.76   3.79  3.82  3.85  3.88  3.91   3.94  3.97  4.01  4.04  4.07  4.11   4.15   4.18  4.22  4.26  4.30   4.34  4.38  4.42
50     3.79   3.81  3.84  3.87  3.91  3.94   3.97  4.00  4.04  4.07  4.11  4.15   4.18   4.22  4.26  4.30  4.34   4.38  4.42  4.47
51     3.81   3.84  3.87  3.90  3.93  3.97   4.00  4.04  4.07  4.11  4.14  4.18   4.22   4.26  4.30  4.34  4.38   4.43  4.47  4.51
52     3.84   3.87  3.90  3.93  3.96  4.00   4.03  4.07  4.11  4.14  4.18  4.22   4.26   4.30  4.34  4.38  4.43   4.47  4.52  4.56
53     3.86   3.89  3.93  3.96  3.99  4.03   4.06  4.10  4.14  4.18  4.22  4.26   4.30   4.34  4.38  4.43  4.47   4.52  4.57  4.61
54     3.89   3.92  3.95  3.99  4.02  4.06   4.10  4.13  4.17  4.21  4.25  4.30   4.34   4.38  4.43  4.47  4.52   4.57  4.62  4.67
55     3.92   3.95  3.98  4.02  4.05  4.09   4.13  4.17  4.21  4.25  4.29  4.34   4.38   4.43  4.47  4.52  4.57   4.62  4.67  4.72
56     3.94   3.98  4.01  4.05  4.08  4.12   4.16  4.20  4.24  4.29  4.33  4.38   4.42   4.47  4.52  4.57  4.62   4.67  4.72  4.77
57     3.97   4.01  4.04  4.08  4.12  4.16   4.20  4.24  4.28  4.32  4.37  4.42   4.46   4.51  4.56  4.61  4.67   4.72  4.77  4.83
58     4.00   4.03  4.07  4.11  4.15  4.19   4.23  4.27  4.32  4.36  4.41  4.46   4.51   4.56  4.61  4.66  4.72   4.77  4.83  4.89
59     4.03   4.06  4.10  4.14  4.18  4.22   4.27  4.31  4.36  4.40  4.45  4.50   4.55   4.60  4.66  4.71  4.77   4.83  4.89  4.95
60     4.06   4.10  4.13  4.17  4.22  4.26   4.30  4.35  4.39  4.44  4.49  4.54   4.60   4.65  4.71  4.76  4.82   4.88  4.95  5.01
61     4.09   4.13  4.17  4.21  4.25  4.29   4.34  4.39  4.43  4.48  4.53  4.59   4.64   4.70  4.76  4.82  4.88   4.94  5.00  5.07
62     4.12   4.16  4.20  4.24  4.28  4.33   4.38  4.42  4.47  4.53  4.58  4.63   4.69   4.75  4.81  4.87  4.93   5.00  5.07  5.13
63     4.15   4.19  4.23  4.28  4.32  4.37   4.41  4.46  4.51  4.57  4.62  4.68   4.74   4.80  4.86  4.92  4.99   5.06  5.13  5.20
64     4.18   4.22  4.27  4.31  4.36  4.40   4.45  4.50  4.56  4.61  4.67  4.73   4.79   4.85  4.91  4.98  5.05   5.12  5.19  5.27
65     4.22   4.26  4.30  4.35  4.39  4.44   4.49  4.54  4.60  4.65  4.71  4.77   4.83   4.90  4.97  5.04  5.11   5.18  5.26  5.33
66     4.25   4.29  4.34  4.38  4.43  4.48   4.53  4.58  4.64  4.70  4.76  4.82   4.88   4.95  5.02  5.09  5.17   5.24  5.32  5.40
67     4.28   4.33  4.37  4.42  4.47  4.52   4.57  4.63  4.68  4.74  4.80  4.87   4.93   5.00  5.07  5.15  5.23   5.30  5.39  5.47
68     4.32   4.36  4.41  4.46  4.51  4.56   4.61  4.67  4.73  4.79  4.85  4.92   4.98   5.06  5.13  5.21  5.29   5.37  5.45  5.54
69     4.35   4.40  4.44  4.49  4.54  4.60   4.65  4.71  4.77  4.83  4.90  4.97   5.04   5.11  5.19  5.26  5.35   5.43  5.52  5.61
70     4.39   4.43  4.48  4.53  4.58  4.64   4.69  4.75  4.81  4.88  4.94  5.01   5.09   5.16  5.24  5.32  5.41   5.50  5.59  5.68
71     4.42   4.47  4.52  4.57  4.62  4.68   4.73  4.79  4.86  4.92  4.99  5.06   5.14   5.22  5.30  5.38  5.47   5.56  5.65  5.75
72     4.45   4.50  4.55  4.60  4.66  4.72   4.78  4.84  4.90  4.97  5.04  5.11   5.19   5.27  5.35  5.44  5.53   5.62  5.72  5.82
73     4.49   4.54  4.59  4.64  4.70  4.76   4.82  4.88  4.95  5.01  5.09  5.16   5.24   5.32  5.41  5.50  5.59   5.69  5.79  5.89
74     4.52   4.57  4.63  4.68  4.74  4.80   4.86  4.92  4.99  5.06  5.13  5.21   5.29   5.38  5.46  5.56  5.65   5.75  5.86  5.97
75     4.56   4.61  4.66  4.72  4.78  4.84   4.90  4.97  5.03  5.11  5.18  5.26   5.34   5.43  5.52  5.61  5.71   5.82  5.92  6.04
76     4.59   4.64  4.70  4.76  4.81  4.88   4.94  5.01  5.08  5.15  5.23  5.31   5.39   5.48  5.57  5.67  5.77   5.88  5.99  6.11
77     4.63   4.68  4.74  4.79  4.85  4.92   4.98  5.05  5.12  5.20  5.28  5.36   5.44   5.54  5.63  5.73  5.83   5.94  6.06  6.18
78     4.66   4.72  4.77  4.83  4.89  4.95   5.02  5.09  5.16  5.24  5.32  5.41   5.49   5.59  5.68  5.79  5.89   6.01  6.12  6.25
79     4.70   4.75  4.81  4.87  4.93  4.99   5.06  5.13  5.21  5.29  5.37  5.45   5.54   5.64  5.74  5.84  5.95   6.07  6.19  6.32
80     4.73   4.78  4.84  4.90  4.97  5.03   5.10  5.17  5.25  5.33  5.41  5.50   5.59   5.69  5.79  5.90  6.01   6.13  6.25  6.38
81     4.76   4.82  4.88  4.94  5.00  5.07   5.14  5.21  5.29  5.37  5.46  5.55   5.64   5.74  5.84  5.95  6.07   6.19  6.32  6.45
82     4.79   4.85  4.91  4.97  5.04  5.11   5.18  5.25  5.33  5.41  5.50  5.59   5.69   5.79  5.90  6.01  6.13   6.25  6.38  6.52
83     4.83   4.88  4.94  5.01  5.07  5.14   5.21  5.29  5.37  5.46  5.54  6.64   5.73   5.84  6.95  6.06  6.18   6.31  6.44  6.58
84     4.86   4.91  4.98  5.04  5.11  5.18   5.25  5.33  5.41  5.50  5.58  5.68   5.78   5.88  5.99  6.11  6.23   6.36  6.50  6.64
85     4.88   4.94  5.01  5.07  5.14  5.21   5.29  5.36  5.45  5.53  5.62  5.72   5.82   5.93  6.04  6.16  6.28   6.42  6.56  6.70

                                                             FEMALE AGE
MALE
AGE    66    67     68    69     70    71     72    73    74    75    76    77    78     79     80    81    82    83     84    85
------------------------------------------------------------------------------------------------------------------------------------
46    4.32   4.36  4.40  4.44  4.48  4.52   4.57  4.61  4.65  4.70  4.74   4.79  4.83   4.88   4.92  4.97  5.01  5.06   5.10  5.14
47    4.37   4.41  4.45  4.49  4.53  4.58   4.62  4.66  4.71  7.76  4.80   4.85  4.89   4.94   4.99  5.03  5.08  5.13   5.17  5.21
48    4.41   4.45  4.50  4.54  4.58  4.63   4.67  4.72  4.77  4.81  4.86   4.91  4.96   5.01   5.05  5.10  5.15  5.20   5.24  5.29
49    4.46   4.50  4.55  4.59  4.64  4.68   4.73  4.78  4.83  4.87  4.92   4.97  5.02   5.07   5.12  5.17  5.22  5.27   5.32  5.36
50    4.51   4.55  4.60  4.64  4.69  4.74   4.79  4.84  4.89  4.94  4.99   5.04  5.09   5.14   5.19  5.24  5.30  5.35   5.39  5.44
51    4.56   4.60  4.65  4.70  4.75  4.80   4.85  4.90  4.95  5.00  5.05   5.11  5.16   5.21   5.27  5.32  5.37  5.42   5.46  5.53
52    4.61   4.66  4.71  4.76  4.81  4.86   4.91  4.96  5.02  5.07  5.12   5.18  5.23   5.29   5.34  5.40  5.45  5.51   5.56  5.61
53    4.66   4.71  4.76  4.81  4.87  4.92   4.97  5.03  5.08  5.14  5.20   5.25  5.31   5.37   5.42  5.48  5.54  5.59   5.85  5.70
54    4.72   4.77  4.82  4.87  4.93  4.98   5.04  5.10  5.15  5.21  5.27   5.33  5.39   5.45   5.51  5.57  5.63  5.68   5.74  5.80
55    4.77   4.83  4.88  4.93  4.99  5.05   5.11  5.17  5.23  5.29  5.35   5.41  5.47   5.53   5.60  5.66  5.72  5.78   5.84  5.90
56    4.83   4.88  4.94  5.00  5.06  5.12   5.18  5.24  5.30  5.37  5.43   5.49  5.56   5.62   5.69  5.75  5.81  5.88   5.94  6.00
57    4.89   4.94  5.00  5.06  5.13  5.19   5.25  5.32  5.38  5.45  5.51   5.58  5.65   5.72   5.78  5.85  5.92  5.98   6.05  6.11
58    4.95   5.01  5.07  5.13  5.20  5.26   5.33  5.40  5.46  5.53  5.60   5.67  5.74   5.81   5.88  5.95  6.02  6.09   6.16  6.22
59    5.01   5.07  5.14  5.20  5.27  5.34   5.41  5.48  5.55  5.62  5.69   5.77  5.84   5.91   5.99  6.06  6.13  6.21   6.28  6.35
60    5.07   5.14  5.21  5.27  5.34  5.42   5.49  5.56  5.64  5.71  5.79   5.87  5.94   6.02   6.10  6.18  6.25  6.33   6.40  6.47
61    5.14   5.21  5.28  5.35  5.42  5.50   5.57  5.65  5.73  5.81  5.89   5.97  6.05   6.13   6.21  6.29  6.37  6.45   6.53  6.61
62    5.20   5.28  5.35  5.42  5.50  5.58   5.66  5.74  5.82  5.91  5.99   6.08  6.16   6.25   6.33  6.42  6.50  6.59   6.67  6.75
63    5.27   5.35  5.42  5.50  5.58  5.67   5.75  5.84  5.92  6.01  6.10   6.19  6.28   6.37   6.46  6.55  6.64  6.73   6.81  6.90
64    5.34   5.42  5.50  5.58  5.67  5.75   5.84  5.93  6.02  6.12  6.21   6.31  6.40   6.50   6.59  6.69  6.78  6.87   6.97  7.06
65    5.41   5.49  5.58  5.67  5.75  5.84   5.94  6.03  6.13  6.23  6.33   6.43  6.53   6.63   6.73  6.83  6.93  7.03   7.12  7.22
66    5.48   5.57  5.66  5.75  5.84  5.94   6.03  6.13  6.24  6.34  6.44   6.55  6.66   6.76   6.87  6.97  7.08  7.19   7.29  7.39
67    5.56   5.65  5.74  5.83  5.93  6.03   6.13  6.24  6.35  6.45  6.56   6.68  6.79   6.90   7.01  7.13  7.24  7.35   7.46  7.57
68    5.63   5.72  5.82  5.92  6.02  6.13   6.23  6.34  6.46  6.57  6.69   6.81  6.93   7.05   7.17  7.29  7.40  7.52   7.64  7.76
69    5.70   5.80  5.90  6.01  6.11  6.22   6.34  6.45  6.57  6.69  6.82   6.94  7.07   7.19   7.32  7.45  7.58  7.70   7.83  7.95
70    5.78   5.88  5.98  6.09  6.20  6.32   6.44  6.56  6.69  6.81  6.95   7.08  7.21   7.35   7.48  7.62  7.75  7.89   8.02  8.15
71    5.85   5.98  6.07  6.18  6.30  6.42   6.54  6.67  6.80  6.94  7.08   7.22  7.36   7.50   7.64  7.79  7.93  8.06   8.22  8.36
72    5.93   6.04  6.15  6.27  6.39  6.52   6.65  6.78  6.92  7.07  7.21   7.36  7.51   7.66   7.81  7.97  8.12  8.27   8.43  8.58
73    6.00   6.12  6.24  6.36  6.49  6.62   6.76  6.90  7.04  7.19  7.35   7.50  7.66   7.82   7.98  8.15  8.31  8.48   8.64  8.80
74    6.08   6.20  6.32  6.45  6.58  6.72   6.86  7.01  7.16  7.32  7.48   7.65  7.82   7.99   8.16  8.33  8.51  8.68   8.86  9.03
75    6.15   6.28  6.40  6.54  6.68  6.82   6.97  7.13  7.29  7.45  7.62   7.80  7.97   8.16   8.34  8.52  8.71  8.90   9.08  9.27
76    6.23   6.36  6.49  6.63  6.77  6.92   7.08  7.24  7.41  7.58  7.76   7.95  8.13   8.33   8.62  8.72  8.91  9.11   9.31  9.51
77    6.30   6.43  6.57  6.71  6.86  7.02   7.18  7.35  7.53  7.71  7.90   8.10  8.29   8.50   8.70  8.91  9.12  9.34   9.55  9.76
78    6.38   6.51  6.65  6.80  6.96  7.12   7.29  7.47  7.65  7.84  8.04   8.25  8.46   8.67   8.89  9.11  9.33  9.56   9.79 10.01
79    6.45   6.59  6.74  6.89  7.05  7.22   7.40  7.58  7.77  7.97  8.18   8.40  8.62   8.84   9.07  9.31  9.55  9.79  10.03 10.27
80    6.52   6.67  6.82  6.97  7.14  7.32   7.50  7.69  7.89  8.10  8.32   8.55  8.78   9.02   9.26  9.51  9.78 10.02  10.28 10.54
81    6.59   6.74  6.90  7.06  7.23  7.41   7.60  7.80  8.01  8.23  8.48   8.69  8.94   9.19   9.45  7.71  9.98 10.25  10.53 10.80
82    6.66   6.81  6.97  7.14  7.32  7.51   7.70  7.91  8.13  8.36  8.59   8.84  9.09   9.36   9.63  9.91 10.19 10.48  10.77 10.07
83    8.73   6.88  7.05  7.22  7.41  7.60   7.80  8.02  8.24  8.48  8.73   8.98  9.25   9.53   9.81 10.10 10.40 10.71  11.02 11.33
84    6.79   6.95  7.12  7.30  7.49  7.69   7.90  8.12  8.35  8.60  8.86   9.12  9.40   9.69   9.99 10.30 10.61 10.94  11.26 11.60
85    6.86   7.02  7.19  7.38  7.57  7.78   7.99  8.22  8.46  8.72  8.98   9.26  9.55   9.85  10.16 10.49 10.82 11.16  11.51 11.86

AGES OVER 85 RATED AS 85

            NON-PARTICIPATING
            FLEXIBLE PREMIUM
            DEFERRED VARIABLE ANNUITY POLICY


            If you have any questions concerning this policy or if anyone suggests that you change or replace this policy, please contact your Farm Bureau Life agent or our home office. (515-225-5400)




FARM BUREAU
LIFE INSURANCE COMPANY

5400 University Avenue
West Des Moines, Iowa 50266-5997

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